Exhibit 99

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of City National Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Russell Goldsmith, Chief Executive Officer of the Company, and Frank P. Pekny, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge, based on a review of the Report of the Company, and except as corrected or supplemented in a subsequent report:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE:	May 12, 2003	/s/ Russell Goldsmith

RUSSELL GOLDSMITH

Chief Executive Officer

DATE:	May 12, 2003	/s/ Frank P. Pekny
FRANK P. PEKNY
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to City National Corporation and will be retained by City National Corporation and furnished to the Securities and Exchange Commission upon request.